Exhibit 10.1

Boston Life Sciences, Inc.

[1998 Omnibus Stock Option Plan or Amended and Restated Omnibus Stock Option Plan]

Incentive Stock Option Agreement

1. Grant of Option.

This agreement (hereinafter, the “Agreement”) evidences the grant by Boston Life Sciences, Inc., a Delaware corporation (the “Company”), on [            ], 2005 (the “Grant Date”) to [                ], an employee of the Company (the “Participant”), of an option (the “Option”) to purchase, in whole or in part, on the terms provided herein and in the Company’s [1998 Omnibus Stock Option Plan or Amended and Restated Omnibus Stock Option Plan] (the “Plan”), a total of [                    ] shares (the “Shares”) of common stock, $.01 par value per share, of the Company (“Common Stock”) at $[            ] per Share. Unless earlier terminated, this Option shall expire at 5:00 p.m., Eastern time, on [                ] (the “Final Exercise Date”).

It is intended that the Option evidenced by this Agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this Option, shall be deemed to include any person who acquires the right to exercise this Option validly under its terms.

2.	Vesting Schedule.

This Option is immediately exercisable (“Vested”) as to [        ]% of the original number of Shares on the Grant Date. The remaining [        ]% will vest in equal monthly installments over the [        ] months following the Grant Date.

The right of exercise shall be cumulative so that to the extent the Option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is Vested until the earlier of the Final Exercise Date or the termination of this Option under Section 3 hereof or the Plan.

3.	Exercise of Option.

(a) Form of Exercise. Each election to exercise this Option shall be by written notice in the form attached hereto as Exhibit A, signed by the Participant, and received by the Company at its principal office, accompanied by this Agreement, and payment in full in the manner provided in the Plan. The Participant may purchase less than the number of Shares covered hereby, provided that no partial exercise of this Option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3 or the Plan, this Option may not be exercised unless the Participant, at the time he or she exercises this Option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then the right to exercise this Option shall terminate as provided in the Plan. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this Option shall terminate immediately upon written notice to the Participant from the Company describing such violation.

(d) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined below), the right to exercise this Option shall terminate immediately upon the effective date of such discharge. “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

4. Tax Matters.

(a) Withholding. No Shares will be issued pursuant to the exercise of this Option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this Option.

(b) Disqualifying Disposition. If the Participant disposes of Shares acquired upon exercise of this Option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this Option, the Participant shall notify the Company in writing of such disposition.

5. Nontransferability of Option.

This Option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this Option shall be exercisable only by the Participant.

6. Provisions of the Plan.

This Option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Option. The Participant should refer to the Plan for a more complete description of the terms and provisions of this Option.

7. Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to this Agreement until (i) all conditions of this Agreement have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of the Shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Optionee has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

8. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

IN WITNESS WHEREOF, the Company has caused this Option to be executed by its duly authorized officer. This Option shall take effect as an executed instrument.

BOSTON LIFE SCIENCES, INC.

Dated: , 200	By:
Name:
Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s [1998 Omnibus Stock Option Plan or Amended and Restated Omnibus Stock Option Plan].

PARTICIPANT:

Address:

EXHIBIT A

NOTICE OF STOCK OPTION EXERCISE

Date:

Optionee name and address:

________________

________________

________________

Attention: Treasurer

Dear Sir or Madam:

I am the holder of an Incentive Stock Option granted to me by Boston Life Sciences, Inc. (the “Company”) on                  for the purchase of                  shares of Common Stock of the Company at a purchase price of $                 per share.

I hereby exercise my option to purchase                  shares of Common Stock (the “Shares”).

Please register my stock certificate as follows:

(check applicable box)

Name(s):	_______________________	q	Tenants in Common

	_______________________	q	Tenants by the Entirety

Address:	_______________________	q	Joint Tenants

Tax I.D. #:	_______________________	q	Uniform Gift to Minors Act

Very truly yours,

(Signature)